Analyst Contact:             Investor Contact:         Media Contact:
Michael Cullinane            Maria Dalesandro          Karen Andre
Chief Financial Officer      IR Coordinator            Public Relations Manager
(630) 620-5000               (800) 655-9985#5          (630) 691-0649

             PLATINUM technology ACHIEVES FIRST QUARTER OPERATING
             PROFITABILITY; EXCEEDS ANALYST CONSENSUS EXPECTATIONS

          Company reports revenue increase of 37 percent, EPS of $0.05

OAKBROOK TERRACE, IL--April 14, 1998--PLATINUM technology, inc. (Nasdaq: PLAT) reported an operating profit in what has historically been the company's most challenging quarter. Net income for the first quarter of 1998 was $3.7 million, or $0.05 per diluted share. This compares with a net loss of $11.1 million, or $0.18 per diluted share, excluding charges for merger costs and acquired in-process technology, for the first quarter of 1997. The net loss for the first quarter of 1997 was $25.3 million, or $0.41 per diluted share, including after-tax charges of $14.1 million, or $0.23 per diluted share, for merger costs and acquired in-process technology. Revenues for the first quarter of 1998 grew by 37 percent, reaching $158.3 million compared with $115.6 million achieved in the first quarter of the prior year.

"This was a momentous quarter for PLATINUM," said Andrew J. (Flip) Filipowski, president and chief executive officer. "We have grown the business aggressively, managed expense growth effectively, and achieved operating profitability in what is typically our most difficult quarter. This is particularly impressive during a period of intense acquisition activity for PLATINUM, as well as the industry. Over the last three years, we have built exceptional distribution and acquisition capabilities that we continue to leverage in order to maximize the company's value. Most gratifying is that we have been able to accomplish this while maintaining our business ethic and belief that true value creation can only be accomplished by balancing the needs of all of our constituents: shareholders, customers, and employees. We believe PLATINUM has taken a leadership position in our consolidating industry and is emerging as one of the handful of billion dollar software companies."

Filipowski noted that both license and services revenue grew over 40 percent, demonstrating the strong acceptance of PLATINUM's products, services, and overall strategy in the market. He added that international sales for the quarter were strong, particularly in Europe, which benefited from an injection of new, industry-seasoned management talent.

Within the individual business units, performance in the database and systems management areas were especially impressive. Filipowski commented that he was pleased with the market reception for ProVision, which was recently recognized by Information Week magazine for its flexibility and return on customer investment.

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PLATINUM technology, inc.                                            Page 2 of 5

Michael Cullinane, executive vice president and chief financial officer, noted that results for the quarter were stronger than expected. "We continued to focus on the bottom line, delivering positive operating margins in a quarter in which most analysts expected us to report an operating loss. We accomplished this by growing revenues 37 percent and holding expense growth to 17 percent. PLATINUM's management team is committed to increasing operating margins, which we expect to be approximately 10 percent for 1998."

Cullinane added that, during the quarter, the company announced three strategic acquisitions. "As we continue to grow our business, we expect to be selective about the companies that we acquire and also expect every acquisition to be accretive."

First Quarter Highlights:

Customer Wins
-------------

During the first quarter, PLATINUM secured 29 "million-plus" dollar license and service agreements worldwide. This is more than double the number of million-plus dollar deals executed in the first quarter of 1997. The deals executed in this quarter include:

 .    America West Airlines
 .    Hertz
 .    State of Nevada

Strategic Partnerships and Acquisitions
---------------------------------------

Intel:

 .    Completed the first milestone of PLATINUM and Intel collaboration with the development of a new version of LANDesk Configuration Manager, desktop configuration software solution, which can be installed on new or existing Intel-based servers. International Data Corporation (IDC) estimates there will be more than five million Intel-based servers installed worldwide by the end of 1998, and that 1998 shipments of new Intel-based desktop PCs will exceed 63 million--indicating a significant market potential for LANDesk Configuration Manager.

Logic Works:

 .    Signed an agreement to acquire Logic Works, Inc., which offers the industry's best-selling data modeling solution. The acquisition will distinguish PLATINUM as the leader in enterprise modeling, a market expected to grow to $1.9 billion by 2001. Additionally, the combination of PLATINUM and Logic Works will offer a number of synergies, spanning three of PLATINUM's four business units, which will provide an unparalleled solution for application developers, database administrators, and data warehouse managers.

Learmonth and Burchett Management Systems (LBMS):

 .    Signed an agreement to acquire LBMS, a recognized leader of process management solutions to Fortune 1000 organizations. In a recent Gartner Group advisory, both PLATINUM and LBMS were singled out as leaders in process management. The

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


PLATINUM technology, inc.                                            Page 3 of 5


          acquisition will strengthen PLATINUM's position in the application infrastructure management market and establish clear leadership in integrated process and project management.

     Mastering, Inc.:

     . Signed an agreement to acquire the training expert, Mastering, Inc., to help organizations address the costly and critical shortage of skilled IT personnel. This transaction will enable PLATINUM to deliver effective certification courses and training solutions for high-demand topics, such as Windows NT, Windows 95, and Internet/intranet technologies, thus reinforcing PLATINUM's position as a leading provider of products and services to help manage and improve the IT infrastructure.

     Hewlett-Packard:

     . Announced the acquisition of HP's Intelligent Warehouse family of products, which includes Intelligent Warehouse and DataMart Manager. The deal will enable PLATINUM to bring HP Intelligent Warehouse to the enterprise and more closely link its data warehouse solutions with its database and systems management solutions, thus building on its strength in delivering software for managing data warehouses.

     Lucent Technologies:

     . Partnered with Lucent Technologies to deliver the industry's only data visualization tool to speed Year 2000 analysis and decision making. TransCentury Visualization will help organizations that are just beginning Year 2000 reengineering to accelerate the project and meet the approaching deadline. The tool can cut in half the time needed to analyze the output from the impact analysis phase when assessing the impact of Year 2000 date changes on an organization's mainframe application portfolio.

Industry Awards
---------------

Network Computing, Editors Choice Award for enterprise-level database tools:

     . PLATINUM's Enterprise DBA, chosen for managing database administration across an enterprise, beat out BMC Patrol and Tivoli TME 10 database tools, and was deemed to "provide the greatest range of functions-- user administration, schema and content management, and, with its DBVision add-on, database monitoring."

Application Development Trends, "Innovator Awards":

     The following PLATINUM customers were nominated and recognized:

     . Royal Bank of Canada--PLATINUM Repository delivered improved data warehouse capabilities by bank personnel, improved time to market, and reduced application support and maintenance costs.
     . Cerner Corporation--PLATINUM Paradigm Plus enabled Cerner to save time and costs in producing documentation required by FDA as part of Cerner's regulatory responsibilities.

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PLATINUM technology, inc.                                            Page 4 of 5

Products
--------

DecisionBase:

 .    Announced the release of DecisionBase, the first solution to help IT users quickly build and deploy data marts and warehouses based on powerful data movement technology and the market's best-selling enterprise repository. DecisionBase demonstrates the first phase of integration of PLATINUM's data warehousing tools with its enterprise repository and is the industry's only solution to accelerate data warehousing creation and to build strong enterprise information architecture.

About PLATINUM technology

PLATINUM technology, headquartered in Oakbrook Terrace, Illinois, with 1997 revenues of more than $600 million, provides software and services that help IT organizations manage and improve the IT infrastructure. Solutions include database and systems management, data warehousing and decision support, application infrastructure management, and Year 2000 reengineering. For information, visit www.platinum.com.

                                      ###

All PLATINUM product names and product category names are trademarks of PLATINUM technology, inc. Other company names and product names referenced herein may be trademarks or registered trademarks of the respective corporation.

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PLATINUM technology, inc.                                            Page 5 of 5

Safe Harbor Provision:

This press release contains certain "forward-looking statements," including the statement regarding expected operating margins for 1998, that reflect PLATINUM's expectations regarding its future growth, results of operations, performance, and business prospects and opportunities. Words such as, "expects," "estimates," "believes," "anticipates," "predicts," "plans" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect PLATINUM's current beliefs and are based on information currently available to PLATINUM. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause PLATINUM's actual growth, results, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include PLATINUM's ability to develop and market existing and acquired products for the IT infrastructure market; PLATINUM's ability to successfully integrate its acquired products, services and businesses and continue its acquisition strategy; risks related to the Year 2000 challenge; PLATINUM's ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the IT infrastructure and professional services markets; currency exchange rate fluctuations, collection of receivables, compliance with foreign laws and other risks inherent in conducting international business; risks associated with conducting a consulting services business; general economic and business conditions, which may reduce or delay customers' purchases of PLATINUM's products and services; charges and costs related to acquisitions; and PLATINUM's ability to protect its proprietary software rights from infringement or misappropriation, to maintain or enhance its relationships with relational database vendors, and to attract and retain key employees. PLATINUM is not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

                          FINANCIAL TABLES FOLLOW...

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


                           PLATINUM technology, inc.
                           STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                                    Three Months Ended
                                                       March 31,
                                              -----------      ------------
                                                 1998              1997
                                              -----------      ------------
Revenues:
   Software products                          $    81,344      $     57,639
   Maintenance                                     34,403            28,947
   Professional services                           42,514            29,037
                                              -----------      ------------
      Total revenues                              158,261           115,623
                                              -----------      ------------

Costs and expenses:
   Professional services                      $    37,504      $     28,510
   Product development and support                 53,329            44,136
   Sales and marketing                             52,774            50,472
   General and administrative                      13,659            11,468
   Merger costs                                      -                3,706
   Acquired in-process technology                    -               10,417
                                              -----------      ------------
      Total costs and expenses                    157,266           148,709
                                              -----------      ------------

Operating income (loss)                               995           (33,086)
Other income                                        4,248             2,306
                                              -----------      ------------

Income (loss) before income taxes                   5,243           (30,780)
Income taxes                                        1,578            (5,511)

                                              -----------      ------------
Net income (loss)                             $     3,665      $    (25,269)
                                              ===========      ============

Net income (loss) per share - basic           $      0.06      $      (0.41)
                                              ===========      ============

Shares used in computing net income (loss)
    per share - basic                              64,249            60,947
                                              ===========      ============



Net income (loss) per share - diluted         $      0.05      $      (0.41)
                                              ===========      ============

Shares used in computing net income (loss)
     per share - diluted                           70,756           60,947
                                              ===========      ============

                           PLATINUM technology, inc.
                           CONDENSED BALANCE SHEETS
                                (In thousands)

                                               March 31,       December 31,
                                                 1998             1997
                                              -----------      ------------
ASSETS

Current assets:
   Cash and cash equivalents                    $130,241         $178,138
   Short-term investment securities              133,271           57,597
   Trade accounts receivable                     197,750          212,731
   Installment accounts receivable                25,432           30,043
   Other current assets                           46,303           32,679
                                                --------         --------
      Total current assets                       532,997          511,188
                                                --------         --------

Non-current investment securities                  7,254           25,553
Property and equipment                            76,311           77,842
Purchased and developed software                 126,762          116,717
Excess of cost over net assets acquired           49,853           52,759
Non-current installment receivables               41,066           21,912
Other assets                                      25,641           28,206
                                                --------         --------
      Total assets                              $859,884         $834,177
                                                ========         ========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Acquisition-related payables                 $ 16,654         $ 15,717
   Accounts payable                               20,869           16,091
   Accrued restructuring costs                     5,671            6,308
   Other current liabilities                      56,882           68,349
   Deferred revenue                              119,027          116,374
                                                --------         --------
      Total current liabilities                  219,103          222,839
                                                --------         --------

Acquisition-related payables                      15,102           18,320
Deferred revenue                                  71,601           60,435
Deferred rent                                      6,379            6,197
Accrued restructuring costs                       15,308           16,002
Long-term obligations                            266,439          266,824
                                                --------         --------
      Total liabilities                          593,932          590,617
                                                --------         --------

Stockholders' equity                             265,952          243,560
                                                --------         --------

      Total liabilities & stockholders' equity  $859,884         $834,177
                                                ========         ========

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